Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, appharvestIR@appharvest.com

AppHarvest announces Q1 2022 results with highest quarterly net sales to date, remains on track to open three new high-tech indoor farms by end of 2022

Company achieves net sales of $5.2 million, reiterates full year net sales outlook of $24.0 to $32.0 million

Company delivered ~125% increase in net sales for Q1 ‘22 vs. Q1 ‘21

Farm network expansion to quadruple high-tech facilities this year diversifying produce portfolio

MOREHEAD, Ky., May 3, 2022 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today announced its operating and financial results for the quarter ending March 31, 2022, achieving its highest net sales quarter to date.

“The AppHarvest team delivered on the top priorities for the quarter of ramping up production of the current facility and successfully meeting farm network expansion milestones,” said AppHarvest Founder & CEO Jonathan Webb. “Food security issues, inflation and commodity price increases continue to drive strong confidence in controlled environment agriculture (CEA) as a solution to decrease U.S. reliance on imported fruits and vegetables. AppHarvest expects to be well equipped to provide consumers before year-end with a reliable, high-quality supply of increasingly sought-after options that are sustainably grown in the U.S.”

First Quarter 2022 Results
For the first quarter 2022, net sales were $5.2 million on 6.9 million pounds of tomatoes sold with a net sales price of 75 cents per pound versus net sales of $2.3 million on 3.8 million pounds of tomatoes sold with a net sales price of 61 cents in the first quarter of 2021. This approximately 125% improvement in year-over-year Q1 net sales was driven by higher overall production and expanded product variety at the Morehead farm, which was not fully harvesting in the first quarter of last year based on the phased opening of the facility, and continued operational ramp-up, including enhanced training and productivity improvements resulting in a more favorable ratio mix of USDA No. 1 grade (“premium”) and non-premium tomatoes.

In line with expectations, while investing in quadrupling the farm network, the company recorded a net loss of $30.6 million and non-GAAP Adjusted EBITDA loss of $18.0 million in the first quarter of 2022, compared to a prior year net loss of $28.5 million and non-GAAP Adjusted EBITDA loss of $12.4 million. See reconciliation of the non-GAAP measure at the end of this news release.

Development
AppHarvest is on track to quadruple its number of farms by the end of the year and to diversify its produce portfolio to include salad greens and berries. The 15-acre Berea, Ky., salad greens facility is approximately 79% complete. The 60-acre Richmond, Ky., tomato facility is approximately 75% complete. A 30-acre Somerset, Ky., berry facility is approximately 65% complete. Starting with the Berea salad greens facility this summer, we expect to implement a phased approach that brings on additional productive acreage at each farm over time, with all three new farms expected to be fully operational by the end of 2022. Construction of a fifth farm, the Morehead salad greens facility, remains paused contingent upon financing.

Operations
The Morehead farm is making strong operational progress with improvements in yield and premium quality in Q1 2022 compared to Q4 2021. Enhancements to recruiting activities, attendance policies and training increased productivity and efficiency. Improvements in overall gross market prices and quality levels from last year are consistent with internal projections. Additionally, the company kept distribution fees flat despite increased freight costs by reducing transportation miles through more direct shipments to customers. We delivered this progress, despite headwinds that include efforts to mitigate the plant health issue discussed in March.

“We continue to see steady improvements in day-to-day operations,” said AppHarvest Chief Operating Officer Julie Nelson. “Our percentage of premium tomatoes has continued to improve, and we’ve made additional training and productivity enhancements. The team’s focus on continuous improvement is paying off, and I look forward to deploying our key learnings across the larger four-farm network before year-end.”

Exhibit 99.1
Balance Sheet and Liquidity
As of March 31, 2022, cash and cash equivalents were $97.6 million, with approximately $58 million in total availability on the company’s credit facilities. The company anticipates using approximately $40 million of existing cash and cash equivalents and existing sources of third-party financing to complete construction and to ramp up production at the three new farms expected to be operational by year-end. Additionally, the company has yet to access the $100 million committed equity facility with B. Riley Principal Capital established in December 2021.

The company continues to prioritize non-dilutive sources of capital and is currently in discussions regarding debt financing proposals for its 15-acre Berea salad greens facility, the only remaining facility of the four without a financing vehicle attached.

Financial Outlook
With the three new farms on target to be operational by end of year, the company reiterated it remains on track with its full-year 2022 outlook of net sales of $24 to $32 million, more than double 2021 net sales, and non-GAAP Adjusted EBITDA loss expectation in the range of $70 to $80 million despite operating in a general environment characterized by significant inflation.

“In a time of global geopolitical conflict, water resource limitations and food security disruptions, AppHarvest’s business model positions us well against incumbents to grow and sell domestically with three more farms coming online this year,” said AppHarvest President David Lee.

The company continues to work toward its long-term goal of up to a 12-farm network. As previously announced, any plans to develop additional facilities are predicated on securing the required capital on acceptable terms in advance, and the company remains confident in its ability to be self-sufficient and to generate positive operating cash flow over the longer term with the four-farm network.

B-Corp Recertification
AppHarvest expects to achieve a B-Corp recertified score of 95.4, a 15% improvement, over its original 2019 certification. This increase was achieved during a period in which the company went public, opened the flagship farm and grew the company from a handful of employees to several hundred. Establishing a Board-level Sustainability Committee helped boost the score significantly. The company anticipates final certification soon, which will be in place for three years.

Conference Call and Webcast
Management of AppHarvest will host a webcast and conference call today at 4:30 p.m. ET to discuss its first quarter financial results and operations. Participation instructions for the live event and replay are as follows:

Live webcast and conference call:
•Webcast accessible at https://investors.appharvest.com
•Dial-in: 1-833-665-0607 (Domestic Toll Free) / 1-929-517-0397 (Toll / International)
•Participant Entry Number: 9520669

Conference Replay*:
•Webcast accessible at investors.appharvest.com
•Dial-in: 1-855-859-2056 (Domestic / Toll Free) / 1-404-537-3406 (Toll / International)
•Conference Number: 9520669

*Available approximately two hours after the end of the conference call through May 10, 2022.

Upcoming Events
Management of AppHarvest plans to participate in the following upcoming investor conferences:

•Oppenheimer & Co. Annual Emerging Growth Conference (Virtual) on Tuesday, May 10, 2022.
•B. Riley Securities Annual Investor Conference at The Beverly Hilton in Beverly Hills, CA on Wednesday, May 25, 2022.
•Cowen Sustainability and Energy Transition Summit (Virtual) on Tuesday, June 7, 2022.
•Roth Capital Annual London Conference at the Intercontinental Hotel – Park Lane on June 21-22, 2022.

The company plans to present at the Cowen event on June 7, and management will be available for one-on-one and small group meetings with investors at each event. More details are available at the Events section of the AppHarvest Investor Relations website at https://investors.appharvest.com.

Exhibit 99.1
About AppHarvest
AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, designed to grow non-GMO produce, using up to 90 percent less water than open-field agriculture and only rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with world-class technology including artificial intelligence and robotics to improve access for all to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate the Company’s core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation expense, Business Combination transaction-related costs, restructuring costs, remeasurement of warrant liabilities, start-up costs for new CEA facilities, Root AI acquisition related costs and certain other non-core items. The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.

The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in the Company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and the Company’s other financial results presented in accordance with GAAP.

Adjusted EBITDA as used in connection with the Company's 2022 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2022. In addition, the company may incur additional expenses which may impact adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2022 GAAP financial results.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, including implementation of a phased approach at each facility, timing and availability of tomatoes at top national grocery stores and restaurants, AppHarvest’s expectation to achieve B-Corp recertification, anticipated benefits of the second season harvest, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Annual Report on Form 10-K filed with the SEC by AppHarvest on March 1, 2022, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this news release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1

APPHARVEST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$97,645	$150,755
Restricted cash	37,130	25,556
Accounts receivable, net	1,882	1,575
Inventories, net	5,076	4,998
Prepaid expenses and other current assets	4,000	5,613
Total current assets	145,733	188,497
Operating lease right-of-use assets, net	4,425	5,010
Property and equipment, net	387,603	343,913
Other assets, net	25,819	16,644
Total non-current assets	417,847	365,567
Total assets	$563,580	$554,064
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$14,126	$8,553
Accrued expenses	15,876	15,794
Current portion of lease liabilities	724	751
Current portion of long-term debt	39,032	28,020
Other current liabilities	56	119
Total current liabilities	69,814	53,237
Long-term debt, net of current portion	117,542	102,637
Lease liabilities, net of current portion	4,579	4,938
Deferred income tax liabilities	2,309	2,418
Private Warrant liabilities	1,610	1,385
Other liabilities	139	1,809
Total non-current liabilities	126,179	113,187
Total liabilities	195,993	166,424
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of March 31, 2022 and December 31, 2021, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 101,550 and 101,136 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	10	10
Additional paid-in capital	583,117	576,895
Accumulated deficit	(217,949)	(187,314)
Accumulated other comprehensive income (loss)	2,409	(1,951)
Total stockholders’ equity	367,587	387,640
Total liabilities and stockholders’ equity	$563,580	$554,064

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$5,164	$2,299
Cost of goods sold	13,554	6,836
	(8,390)	(4,537)
Operating expenses:
Selling, general and administrative expenses	21,039	31,489
Total operating expenses	21,039	31,489
Loss from operations	(29,429)	(36,026)
Other income (expense):
Interest expense from related parties	—	(658)
Change in fair value of Private Warrants	(1,329)	9,826
Other	14	356
Loss before income taxes	(30,744)	(26,502)
Income tax benefit (expense)	109	(2,013)
Net loss	(30,635)	(28,515)

Other comprehensive income (loss):
Net unrealized gains (losses) on derivatives contracts, net of tax	4,360	(669)
Comprehensive loss	$(26,275)	$(29,184)

Net loss per common share:
Basic and diluted	$(0.30)	$(0.35)
Weighted average common shares outstanding:
Basic and diluted	101,321	80,729

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net loss	$(30,635)	$(28,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	1,329	(9,826)
Deferred income tax (benefit) expense	(109)	2,013
Depreciation and amortization	3,112	1,802
Stock-based compensation expense	6,035	6,287
Rent expense in excess of payments	26	19
Changes in operating assets and liabilities
Accounts receivable	(307)	(1,182)
Inventories, net	(78)	(1,516)
Prepaid expenses and other current assets	1,613	(3,133)
Other assets, net	(9,230)	(5,993)
Accounts payable	301	8
Accrued expenses	(2,124)	3,694
Other current liabilities	—	(42)
Other non-current liabilities	2,564	227
Net cash used in operating activities	(27,503)	(36,157)
Investing Activities
Purchases of property and equipment	(39,018)	(11,183)
Purchases of property and equipment from a related party	—	(122,911)
Advances on equipment	—	(444)
Net cash used in investing activities	(39,018)	(134,538)
Financing Activities
Proceeds from Business Combination and PIPE Shares, net	—	448,500
Proceeds from debt	25,902	—
Payments on financing obligation to a related party	—	(2,089)
Proceeds from stock options exercised	36	35
Payments of withholding taxes on restricted stock conversions	(953)	—
Net cash provided by financing activities	24,985	446,446
Change in cash and cash equivalents	(41,536)	275,751
Cash, cash equivalents and restricted cash at the beginning of period	176,311	21,909
Cash, cash equivalents and restricted cash at the end of period	134,775	297,660
Less restricted cash at the end of the period	37,130	—
Cash and cash equivalents at the end of the period	$97,645	$297,660
Non-cash Activities:
Fixed assets purchases in accounts payable	$5,272	$20,313
Fixed assets purchases in accrued liabilities	$2,207	$1,408
Operating lease right-of-use assets and liabilities	$237	$735

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended
(Dollars in millions)	March 31, 2022	March 31, 2021
Net loss	$(30.6)	$(28.5)
Interest expense from related parties	—	0.7
Interest income	(0.1)	—
Income tax (benefit) expense	(0.1)	2.0
Depreciation and amortization expense	3.1	1.8
EBITDA	(27.7)	(24.0)
Change in fair value of Private Warrants	1.3	(9.8)
Stock-based compensation expense	6.0	6.3
Transaction success bonus on completion of Business Combination	—	1.5
Restructuring costs	2.0	—
Start-up costs for new CEA facilities(1)	0.4	—
Business Combination transaction costs	—	13.2
Root AI acquisition costs(2)	—	0.4
Adjusted EBITDA	$(18.0)	$(12.4)
(1) Start-up costs are related to the pre-commencement commercial activities for tomatoes and berries at the Richmond, Berea and Somerset CEA facilities
(2) The acquisition of Root AI occurred on April 7, 2021